Exhibit 99.1

For more information contact Media: Alicia Dixon Phone 713.825.9107 Investors: David Mordy Phone 713.207.6500

For Immediate Release

CenterPoint Energy reports first quarter 2019 earnings of $0.28 per diluted share; $0.46 earnings per diluted share on a guidance basis, excluding impacts associated with the Vectren merger

Company reiterates 2019 EPS guidance, 2020 EPS guidance and 5-year guidance basis EPS growth target

Houston – May 9, 2019 - CenterPoint Energy, Inc. (NYSE: CNP) today reported income available to common shareholders of $140 million, or $0.28 per diluted share, for the first quarter of 2019, compared with $165 million, or $0.38 per diluted share for the first quarter of 2018. On a guidance basis, first quarter 2019 earnings were $0.46 per diluted share, excluding impacts associated with the Vectren merger (the merger). First quarter 2018 earnings, on a guidance basis, were $0.55 per diluted share.

“I’m pleased with our first quarter results. While weather-related impacts affected first quarter earnings, we remain confident in our anticipated 2019 full-year performance,” said Scott M. Prochazka, president and chief executive officer of CenterPoint Energy. “Our utilities continue to benefit from strong customer growth and recovery mechanisms allowing for timely recovery of capital invested on behalf of our customers.”

Business Segments

Houston Electric - Transmission & Distribution

The Houston electric - transmission & distribution segment reported operating income of $84 million for the first quarter of 2019, consisting of $74 million from the regulated electric transmission and distribution utility operations (TDU) and $10 million related to securitization bonds. Operating income for the TDU for the first quarter of 2019 includes $10 million of merger-related expenses. Excluding merger-related expenses, first quarter 2019 TDU operating income was $84 million. Operating income for the first quarter of 2018 was $115 million, consisting of $99 million from the TDU and $16 million related to securitization bonds.

Excluding merger-related expenses, operating income for the TDU benefited primarily from rate relief, miscellaneous revenues and customer growth. These benefits were more than offset by lower usage primarily due to a return to more normal weather in January, lower equity return, primarily related to the annual true-up of transition charges, increased depreciation and amortization expense, higher operation and maintenance expenses and lower revenues related to the Tax Cuts and Jobs Act (TCJA).

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Indiana Electric – Integrated

The Indiana electric – integrated segment reported an operating loss of $9 million for the period of February 1, 2019 through March 31, 2019. This operating loss includes $20 million of merger-related expenses. These results are not comparable to the first quarter of 2018 as this segment was acquired in the merger.

Natural Gas Distribution

The natural gas distribution segment reported operating income of $167 million for the first quarter of 2019. As of February 1, 2019, this segment includes the results of the Indiana and Ohio gas utilities acquired in the merger. Operating income for the first quarter of 2019 includes $53 million of merger-related expenses. Excluding merger-related expenses, first quarter 2019 natural gas distribution operating income was $220 million. Natural gas distribution operating income for the first quarter of 2018 was $156 million.

Excluding merger-related expenses, operating income increased $46 million for the gas utilities acquired in the merger. The remaining increase is primarily due to rate relief, weather and usage, driven by timing of a decoupling mechanism in Minnesota and customer growth. These increases were partially offset by lower revenues related to the TCJA, higher operation and maintenance expenses and increased depreciation and amortization expense.

Energy Services

The energy services segment reported operating income of $33 million for the first quarter of 2019, which included a mark-to-market gain of $19 million, compared with an operating loss of $26 million for the first quarter of 2018, which included a mark-to-market loss of $80 million. Excluding mark-to-market adjustments, operating income was $14 million for the first quarter of 2019 compared to $54 million for the first quarter of 2018.

Operating income, excluding mark-to-market adjustments, decreased primarily due to a reduction in margin resulting from reduced weather-related opportunities to optimize natural gas costs. Much of this reduction was anticipated given the very strong first quarter 2018 performance which concentrated annual optimization revenues into the first quarter of 2018.

Infrastructure Services

The infrastructure services segment reported an operating loss of $16 million for the period of February 1, 2019 through March 31, 2019. This operating loss includes $15 million of merger-related expenses. These results are not comparable to the first quarter of 2018 as this segment was acquired in the merger.

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Midstream Investments

The midstream investments segment reported $62 million of equity income for the first quarter of 2019, compared with $69 million in the first quarter of 2018. The decrease in equity income is attributable to a non-cash loss of $11 million from the dilution of ownership in Enable as a result of the vesting of common units under Enable’s long-term incentive program recorded in the first quarter of 2019.

Corporate and Other

The corporate and other segment reported an operating loss of $14 million for the first quarter of 2019, compared with operating income of $6 million for the first quarter of 2018. The operating loss for the first quarter of 2019 includes $16 million of merger-related expenses.

Earnings Outlook

•	2018 - 2023 target of 5 - 7% compound annual guidance basis EPS growth, using $1.60 as the starting EPS

•	2019 guidance basis EPS range of $1.60 - $1.70, excluding certain impacts associated with the merger:

•	Integration and transaction-related fees and expenses, including severance and other costs to achieve the anticipated cost savings as a result of the merger

•

Merger financing impacts in January, prior to the completion of the merger, due to the issuance of debt and equity securities to fund the merger that resulted in higher net interest expense and higher common stock share count

•	2020 guidance basis EPS range of $1.75 - $1.90

Both the 2019 and 2020 guidance ranges consider operations performance to date and assumptions for certain significant variables that may impact earnings, such as customer growth (approximately 2% for electric operations and 1% for natural gas distribution) and usage including normal weather, throughput, commodity prices, recovery of capital invested through rate cases and other rate filings, effective tax rates, financing activities and related interest rates, and regulatory and judicial proceedings as well as the volume of work contracted in our infrastructure services business. The ranges also consider anticipated cost savings as a result of the merger. The 2019 guidance range assumes Enable Midstream Partners, LP’s (Enable) 2019 guidance range for net income attributable to common units, provided on Enable’s 1st quarter earnings call on May 1, 2019. The 2020 guidance range utilizes a range of CenterPoint Energy scenarios for Enable’s 2020 net income attributable to common units. The 2020 range also considers the estimated cost and timing of technology integration projects.

In providing this guidance, CenterPoint Energy uses a non-GAAP measure of adjusted diluted earnings per share that does not consider other potential impacts, such as changes in accounting standards or unusual items, including those from Enable, earnings or losses from the change in the value of the ZENS securities and the related stocks, or the timing effects of mark-to-market accounting in the company’s Energy Services business, which, along with the certain excluded impacts associated with the merger, could have a material impact on GAAP reported results for the applicable guidance period. CenterPoint Energy is unable to present a quantitative reconciliation of forward looking adjusted diluted earnings per share because changes in the

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value of ZENS and related securities and mark-to-market gains or losses resulting from the company’s Energy Services business are not estimable as they are highly variable and difficult to predict due to various factors outside of management’s control.

	Quarter Ended
	March 31, 2019		March 31, 2018
	Dollars in millions	Diluted EPS	Dollars in millions	Diluted EPS
Consolidated income available to common shareholders and diluted EPS	$140	$0.28	$165	$0.38

Timing effects impacting CES(1):
Mark-to-market (gains) losses (net of taxes of $5 and $19)(2)	(14)	(0.03)	61	0.14
ZENS-related mark-to-market (gains) losses:
Marketable securities (net of taxes of $17 and $1) (2)(3)	(66)	(0.13)	—	—
Indexed debt securities (net of taxes of $18 and $3) (2)(4)	68	0.13	15	0.03

Consolidated on a guidance basis	$128	$0.25	$241	$0.55

Impacts associated with the Vectren merger:
Merger impacts other than the increase in share count (net of taxes of $24) (2)	94	0.19	—	—
Impact of increased share count on EPS	—	0.02	—	—

Total merger impacts	94	0.21	—	—

Consolidated on a guidance basis, excluding impacts associated with the Vectren merger	$222	$0.46	$241	$0.55

(1)	Energy Services segment
(2)	Taxes are computed based on the impact removing such item would have on tax expense
(3)	As of and after June 14, 2018, comprised of AT&T Inc. and Charter Communications, Inc. Prior to June 14, 2018, comprised of Time Warner Inc. and Charter Communications, Inc.

Results prior to January 31, 2018 also included Time Inc.

(4)	2018 results include amount associated with the Meredith tender offer for Time Inc. common stock

Filing of Form 10-Q for CenterPoint Energy, Inc.

Today, CenterPoint Energy, Inc. filed with the Securities and Exchange Commission (SEC) its Quarterly Report on Form 10-Q for the quarter ended March 31, 2019. A copy of that report is available on the company’s website, under the Investors section. Other filings the company makes with the SEC and certain documents relating to its corporate governance can also be found under the Investors section.

Webcast of Earnings Conference Call

CenterPoint Energy’s management will host an earnings conference call on Thursday, May 9, 2019, at 10:00 a.m. Central time/11:00 a.m. Eastern time. Interested parties may listen to a live audio broadcast of the conference call on the company’s website under the Investors section. A replay of the call can be accessed approximately two hours after the completion of the call and will be archived on the website for at least one year.

Headquartered in Houston, Texas, CenterPoint Energy, Inc. is an energy delivery company with regulated utility businesses in eight states and a competitive energy businesses footprint in nearly 40 states. Through its electric transmission & distribution, power generation and natural gas distribution businesses, the company serves more than 7 million metered customers in Arkansas, Indiana, Louisiana, Minnesota, Mississippi, Ohio, Oklahoma and Texas. CenterPoint Energy’s competitive energy businesses include natural gas marketing and energy-related services; energy efficiency, sustainability and infrastructure modernization solutions; and construction and repair services for pipeline systems, primarily natural gas. The company also owns 53.8 percent of the common units representing limited partner interests in Enable Midstream Partners, LP, a publicly traded master

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limited partnership that owns, operates and develops strategically located natural gas and crude oil infrastructure assets. With approximately 14,000 employees and nearly $34 billion in assets, CenterPoint Energy and its predecessor companies have been in business for more than 150 years. For more information, visit CenterPointEnergy.com.

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon assumptions of management which are believed to be reasonable at the time made and are subject to significant risks and uncertainties. Actual events and results may differ materially from those expressed or implied by these forward-looking statements. Any statements in this news release regarding future earnings, and future financial performance and results of operations, including, but not limited to earnings guidance, targeted dividend growth rate and any other statements that are not historical facts are forward-looking statements. Each forward-looking statement contained in this news release speaks only as of the date of this release.

Risks Related to CenterPoint Energy

Important factors that could cause actual results to differ materially from those indicated by the provided forward-looking information include risks and uncertainties relating to: (1) the performance of Enable Midstream Partners, LP (Enable), the amount of cash distributions CenterPoint Energy receives from Enable, Enable’s ability to redeem the Enable Series A Preferred Units in certain circumstances and the value of CenterPoint Energy’s interest in Enable, and factors that may have a material impact on such performance, cash distributions and value, including factors such as: (A) competitive conditions in the midstream industry, and actions taken by Enable’s customers and competitors, including the extent and timing of the entry of additional competition in the markets served by Enable; (B) the timing and extent of changes in the supply of natural gas and associated commodity prices, particularly prices of natural gas and natural gas liquids (NGLs), the competitive effects of the available pipeline capacity in the regions served by Enable, and the effects of geographic and seasonal commodity price differentials, including the effects of these circumstances on re-contracting available capacity on Enable’s interstate pipelines; (C) the demand for crude oil, natural gas, NGLs and transportation and storage services; (D) environmental and other governmental regulations, including the availability of drilling permits and the regulation of hydraulic fracturing; (E) recording of goodwill, long-lived asset or other than temporary impairment charges by or related to Enable; (F) changes in tax status; and (G) access to debt and equity capital; (2) CenterPoint Energy’s expected benefits of the merger with Vectren Corporation (Vectren) and integration, including the outcome of shareholder litigation filed against Vectren that could reduce anticipated benefits of the merger, as well as the ability to successfully integrate the Vectren businesses and to realize anticipated benefits and commercial opportunities; (3) industrial, commercial and residential growth in CenterPoint Energy’s service territories and changes in market demand, including the demand for CenterPoint Energy’s non-utility products and services and effects of energy efficiency measures and demographic patterns; (4) the outcome of the pending Houston Electric rate case; (5) timely and appropriate rate actions that allow recovery of costs and a reasonable return on investment; (6) future economic conditions in regional and national markets and their effect on sales, prices and costs; (7) weather variations and other natural phenomena, including the impact of severe weather events on operations and capital; (8) state and federal legislative and regulatory actions or developments affecting various aspects of CenterPoint Energy’s and Enable’s businesses, including, among others, energy deregulation or re-regulation, pipeline integrity and safety and changes in regulation and legislation pertaining to trade, health care, finance and actions regarding the rates charged by our regulated businesses; (9) tax legislation, including the effects of the comprehensive tax reform legislation informally referred to as the Tax Cuts and Jobs Act (which includes any potential changes to interest deductibility) and uncertainties involving state commissions’ and local municipalities’ regulatory requirements and determinations regarding the treatment of excess deferred income taxes and CenterPoint Energy’s rates; (10) CenterPoint Energy’s ability to mitigate weather impacts through normalization or rate mechanisms, and the effectiveness of such mechanisms; (11) the timing and extent of changes in commodity prices, particularly natural gas and coal, and the effects of geographic and seasonal commodity price differentials; (12) actions by credit rating agencies, including any potential downgrades to credit ratings; (13) changes in interest rates and their impact on CenterPoint Energy’s costs of borrowing and the valuation of its pension benefit obligation; (14) problems with regulatory approval, legislative actions, construction, implementation of necessary technology or other issues with respect to major capital projects that result in delays or in cost overruns that cannot be recouped in rates; (15) the availability and prices of raw materials and services and changes in labor for current and future construction projects; (16) local, state and federal legislative and regulatory actions or developments relating to the environment, including those related to global climate change, air emissions, carbon, waste water discharges and the handling and disposal of CCR that could impact the continued operation, and/or cost recovery of generation plant costs and related assets; (17) the impact of unplanned facility outages or other closures; (18) any direct or indirect effects on CenterPoint Energy’s or Enable’s facilities, operations and financial condition resulting from terrorism, cyber-attacks, data security breaches or other attempts to disrupt CenterPoint Energy’s businesses or the businesses of third parties, or other catastrophic events such as fires, ice, earthquakes, explosions, leaks, floods, droughts, hurricanes, tornadoes, pandemic health events or other occurrences; (19) CenterPoint Energy’s ability to invest planned capital and the timely recovery of CenterPoint Energy’s investments, including those related to the generation transition plan; (20) CenterPoint Energy’s ability to successfully construct and operate electric generating facilities, including complying with applicable environmental standards and the implementation of a well-balanced energy and resource mix, as appropriate; (21) CenterPoint Energy’s ability to control operation and maintenance costs; (22) the sufficiency of CenterPoint Energy’s insurance coverage, including availability, cost, coverage and terms and ability to recover claims; (23) the investment performance of CenterPoint Energy’s pension and postretirement benefit plans; (24)

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commercial bank and financial market conditions, CenterPoint Energy’s access to capital, the cost of such capital, and the results of CenterPoint Energy’s financing and refinancing efforts, including availability of funds in the debt capital markets; (25) changes in rates of inflation; (26) inability of various counterparties to meet their obligations to CenterPoint Energy; (27) non-payment for CenterPoint Energy’s services due to financial distress of its customers; (28) the extent and effectiveness of CenterPoint Energy’s and Enable’s risk management and hedging activities, including but not limited to, financial and weather hedges and commodity risk management activities; (29) timely and appropriate regulatory actions, which include actions allowing securitization, for any future hurricanes or natural disasters or other recovery of costs, including costs associated with Hurricane Harvey; (30) CenterPoint Energy’s or Enable’s potential business strategies and strategic initiatives, including restructurings, joint ventures and acquisitions or dispositions of assets or businesses (including a reduction of CenterPoint Energy’s interests in Enable, if any, whether through CenterPoint Energy’s decision to sell all or a portion of the Enable common units it owns in the public equity markets or otherwise, subject to certain limitations), which CenterPoint Energy and Enable cannot assure will be completed or will have the anticipated benefits to CenterPoint Energy or Enable; (31) the performance of projects undertaken by CenterPoint Energy’s non-utility businesses and the success of efforts to realize value from, invest in and develop new opportunities and other factors affecting those non-utility businesses, including, but not limited to, the level of success in bidding contracts, fluctuations in volume and mix of contracted work, mix of projects received under blanket contracts, failure to properly estimate cost to construct projects or unanticipated cost increases in completion of the contracted work, changes in energy prices that affect demand for construction services and projects and cancellation and/or reductions in the scope of projects by customers and obligations related to warranties and guarantees; (32) acquisition and merger activities involving CenterPoint Energy or its competitors, including the ability to successfully complete merger, acquisition and divestiture plans; (33) CenterPoint Energy’s or Enable’s ability to recruit, effectively transition and retain management and key employees and maintain good labor relations; (34) the outcome of litigation; (35) the ability of retail electric providers (REPs), including REP affiliates of NRG Energy, Inc. and Vistra Energy Corp., formerly known as TCEH Corp., to satisfy their obligations to CenterPoint Energy and its subsidiaries; (36) changes in technology, particularly with respect to efficient battery storage or the emergence or growth of new, developing or alternative sources of generation; (37) the timing and outcome of any audits, disputes and other proceedings related to taxes; (38) the effective tax rates; (39) the effect of changes in and application of accounting standards and pronouncements; and (40) other factors discussed in CenterPoint Energy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, CenterPoint Energy’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 and other reports CenterPoint Energy or its subsidiaries may file from time to time with the Securities and Exchange Commission.

Use of Non-GAAP Financial Measures by CenterPoint Energy in Providing Guidance

In addition to presenting its financial results in accordance with generally accepted accounting principles (GAAP), including presentation of income available to common shareholders and diluted earnings per share, CenterPoint Energy also provides guidance based on adjusted income and adjusted diluted earnings per share, which are non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance that excludes or includes amounts that are not normally excluded or included in the most directly comparable GAAP financial measure. CenterPoint Energy’s adjusted income and adjusted diluted earnings per share calculation excludes from income available to common shareholders and diluted earnings per share, respectively, the impact of ZENS and related securities and mark-to-market gains or losses resulting from the company’s Energy Services business. CenterPoint Energy’s guidance for 2019 also does not reflect certain impacts associated with the Vectren merger, which are integration and transaction-related fees and expenses, including severance and other costs to achieve anticipated cost savings as a result of the merger and merger financing impacts in January, prior to the completion of the merger due to the issuance of debt and equity securities to fund the merger that resulted in higher net interest expense and higher common stock share count. CenterPoint Energy is unable to present a quantitative reconciliation of forward looking adjusted income and adjusted diluted earnings per share because changes in the value of ZENS and related securities and mark-to-market gains or losses resulting from the company’s Energy Services business are not estimable as they are highly variable and difficult to predict due to various factors outside of management’s control. These excluded items, along with the excluded impacts associated with the merger, could have a material impact on GAAP reported results for the applicable guidance period.

Management evaluates the company’s financial performance in part based on adjusted income and adjusted diluted earnings per share. Management believes that presenting these non-GAAP financial measures enhances an investor’s understanding of CenterPoint Energy’s overall financial performance by providing them with an additional meaningful and relevant comparison of current and anticipated future results across periods. The adjustments made in these non-GAAP financial measures exclude items that Management believes does not most accurately reflect the company’s fundamental business performance. These excluded items are reflected in the reconciliation tables of this news release, where applicable. CenterPoint Energy’s adjusted income and adjusted diluted earnings per share non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, income available to common shareholders and diluted earnings per share, which respectively are the most directly comparable GAAP financial measures. These non-GAAP financial measures also may be different than non-GAAP financial measures used by other companies.

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CenterPoint Energy, Inc. and Subsidiaries

Condensed Statements of Consolidated Income

(Unaudited)

	Quarter Ended March 31,
	2019	2018
	(in millions)
Revenues:
Utility revenues	$2,161	$1,894
Non-utility revenues	1,370	1,261

Total	3,531	3,155

Expenses:
Utility natural gas, fuel and purchased power	735	637
Non-utility cost of revenues, including natural gas	1,251	1,273
Operation and maintenance	861	569
Depreciation and amortization	313	314
Taxes other than income taxes	126	111

Total	3,286	2,904

Operating Income	245	251

Other Income (Expense):
Gain on marketable securities	83	1
Loss on indexed debt securities	(86)	(18)
Interest and other finance charges	(121)	(78)
Interest on securitization bonds	(12)	(16)
Equity in earnings of unconsolidated affiliates	62	69
Other income, net	20	3

Total	(54)	(39)

Income Before Income Taxes	191	212
Income tax expense	22	47

Net Income	169	165

Preferred stock dividend requirement	29	—

Income Available to Common Shareholders	$140	$165

Reference is made to the Combined Notes to Unaudited Condensed Consolidated Financial Statements

contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Selected Data From Statements of Consolidated Income

(Unaudited)

	Quarter Ended March 31,
	2019	2018
	(in millions, except share and per share amounts)
Basic Earnings Per Common Share	$0.28	$0.38

Diluted Earnings Per Common Share	$0.28	$0.38

Dividends Declared per Common Share	$—	$—
Dividends Paid per Common Share	$0.2875	$0.2775
Weighted Average Common Shares Outstanding (000):
- Basic	501,521	431,231
- Diluted	503,944	434,008

Operating Income (Loss) by Reportable Segment
Houston Electric T&D:
TDU	$74	$99
Bond Companies	10	16

Total Houston Electric T&D	84	115
Indiana Electric Integrated	(9)	—
Natural Gas Distribution	167	156
Energy Services	33	(26)
Infrastructure Services	(16)	—
Corporate and Other	(14)	6

Total	$245	$251

Reference is made to the Combined Notes to Unaudited Condensed Consolidated Financial Statements

contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Results of Operations by Segment

(Unaudited)

	Houston Electric T&D
	Quarter Ended March 31,		% Diff
	2019	2018	Fav/Unfav
	(in millions, except throughput and customer data)
Revenues:
TDU	$595	$598	(1)%
Bond Companies	94	153	(39)%

Total	689	751	(8)%

Expenses:
Operation and maintenance, excluding Bond Companies	366	340	(8)%
Depreciation and amortization, excluding Bond Companies	93	98	5%
Taxes other than income taxes	62	61	(2)%
Bond Companies	84	137	39%

Total	605	636	5%

Operating Income	$84	$115	(27)%

Operating Income:
TDU	$74	$99	(25)%
Bond Companies	10	16	(38)%

Total Segment Operating Income	$84	$115	(27)%

Actual MWH Delivered
Residential	5,182,639	5,604,862	(8)%
Total	19,018,985	19,643,755	(3)%
Weather (percentage of 10-year average for service area):
Cooling degree days	91%	170%	(79)%
Heating degree days	90%	93%	(3)%
Number of metered customers - end of period:
Residential	2,206,563	2,171,715	2%
Total	2,494,761	2,453,844	2%
			Indiana Electric Integrated (1)
			Quarter Ended March 31,
			2019
			(in millions, except throughput and customer data)
Revenues			$83
Expenses:
Utility natural gas, fuel and purchased power			26
Operation and maintenance			48
Depreciation and amortization			16
Taxes other than income taxes			2

Total expenses			92

Operating Loss			$(9)

Actual MWH Delivered
Retail			704
Wholesale			58
Total			762
Number of metered customers at end of period:
Residential			128,194
Total			147,047

(1)	Represents February 1, 2019 through March 31, 2019 results only due to the Merger.

Reference is made to the Combined Notes to Unaudited Condensed Consolidated Financial Statements

contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Results of Operations by Segment

(Unaudited)

	Natural Gas Distribution (1)
	Quarter Ended March 31,		% Diff
	2019	2018	Fav/Unfav
	(in millions, except throughput and customer data)
Revenues	$1,399	$1,153	21%
Utility natural gas, fuel and purchased power	771	667	(16)%

Gross Margin	628	486	29%

Expenses:
Operation and maintenance	307	213	(44)%
Depreciation and amortization	95	68	(40)%
Taxes other than income taxes	59	49	(20)%

Total	461	330	(40)%

Operating Income	$167	$156	7%

Throughput data in BCF
Residential	114	87	31%
Commercial and Industrial	136	94	45%

Total Throughput	250	181	38%

Weather (average for service area)
Percentage of 10-year average:
Heating degree days	103%	99%	4%
Number of customers - end of period:
Residential	4,219,795	3,220,262	31%
Commercial and Industrial	350,419	257,806	36%

Total	4,570,214	3,478,068	31%

(1)	Includes acquired natural gas operations’ February 1, 2019 through March 31, 2019 results only due to the Merger.

	Energy Services
	Quarter Ended March 31,		% Diff
	2019	2018	Fav/Unfav
	(in millions, except for throughput and customer data)
Revenues	$1,246	$1,285	(3)%
Non-utility cost of revenues, including natural gas	1,182	1,281	8%

Gross Margin	64	4	1,500%

Expenses:
Operation and maintenance	25	25	—
Depreciation and amortization	5	5	—
Taxes other than income taxes	1	—	—

Total	31	30	(3)%

Operating Income (Loss)	$33	$(26)	227%

Timing impacts of mark-to-market gain (loss)	$19	$(80)	124%

Throughput data in BCF	379	375	1%

Number of customers - end of period	30,000	30,000	—

Reference is made to the Combined Notes to Unaudited Condensed Consolidated Financial Statements

contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Results of Operations by Segment

(Unaudited)

Infrastructure Services (1)
Quarter Ended March 31,
2019
(in millions)
Revenues	$146
Non-utility cost of revenues, including natural gas	43

Gross Margin	103

Expenses:
Operation and maintenance	110
Depreciation and amortization	9

Total expenses	119

Operating Loss	$(16)

Backlog:
Blanket contracts	$541
Bid contracts	455

Total	$996

(1)	Represents February 1, 2019 through March 31, 2019 results only due to the Merger.

	Corporate and Other
	Quarter Ended March 31,		% Diff
	2019	2018	Fav/Unfav
	(in millions)
Revenues	$42	$4	950%
Expenses:
Non-utility cost of revenues, including natural gas	37	—	—
Operation and maintenance	4	(12)	(133)%
Depreciation and amortization	13	8	(63)%
Taxes other than income taxes	2	2	—

Total expenses	56	(2)	(2,900)%

Operating Income (Loss)	$(14)	$6	(333)%

Reference is made to the Combined Notes to Unaudited Condensed Consolidated Financial Statements

contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Results of Operations by Segment

(Unaudited)

Capital Expenditures by Segment

	Quarter Ended March 31,
	2019	2018
	(in millions)
Houston Electric T & D	$235	$207
Indiana Electric Integrated (1)	37	—
Natural Gas Distribution (1)	166	93
Energy Services	3	5
Infrastructure Services (1)	19	—
Corporate and Other (1)	68	18

Total	$528	$323

(1)	Includes capital expenditures of acquired businesses from February 1, 2019 through March 31, 2019 only due to the Merger.

Interest Expense Detail

	Quarter Ended March 31,
	2019	2018
	(in millions)
Amortization of Deferred Financing Cost	$7	$5
Capitalization of Interest Cost	(9)	(2)
Securitization Bonds Interest Expense	12	16
Other Interest Expense	123	75

Total Interest Expense	$133	$94

Reference is made to the Combined Notes to Unaudited Condensed Consolidated Financial Statements

contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Unaudited)

	March 31,	December 31,
	2019	2018
	(in millions)
ASSETS
Current Assets:
Cash and cash equivalents	$255	$4,231
Other current assets	3,164	2,794

Total current assets	3,419	7,025

Property, Plant and Equipment, net	19,512	14,044

Other Assets:
Goodwill	5,129	867
Regulatory assets	2,229	1,967
Investment in unconsolidated affiliate	2,471	2,482
Preferred units – unconsolidated affiliate	363	363
Other non-current assets	779	261

Total other assets	10,971	5,940

Total Assets	$33,902	$27,009

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Current portion of securitization bonds long-term debt	347	458
Indexed debt	23	24
Current portion of other long-term debt	32	—
Other current liabilities	2,737	2,820

Total current liabilities	3,139	3,302

Other Liabilities:
Accumulated deferred income taxes, net	3,824	3,239
Regulatory liabilities	3,449	2,525
Other non-current liabilities	1,515	1,203

Total other liabilities	8,788	6,967

Long-term Debt:
Securitization bonds	914	977
Other	12,845	7,705

Total long-term debt	13,759	8,682

Shareholders’ Equity	8,216	8,058

Total Liabilities and Shareholders’ Equity	$33,902	$27,009

Reference is made to the Combined Notes to Unaudited Condensed Consolidated Financial Statements

contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Condensed Statements of Consolidated Cash Flows

(Unaudited)

	Three Months Ended March 31,
	2019	2018
	(in millions)
Net income	$169	$165
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	329	320
Deferred income taxes	(14)	(17)
Write-down of natural gas inventory	1	1
Equity in earnings of unconsolidated affiliate, net of distributions	12	(9)
Changes in net regulatory assets	(3)	42
Changes in other assets and liabilities	(218)	(20)
Other, net	(5)	2

Net cash provided by operating activities	271	484
Net cash used in investing activities	(6,539)	(331)
Net cash provided by (used in) financing activities	2,345	(192)

Net Decrease in Cash, Cash Equivalents and Restricted Cash	(3,923)	(39)
Cash, Cash Equivalents and Restricted Cash at Beginning of Period	4,278	296

Cash, Cash Equivalents and Restricted Cash at End of Period	$355	$257

Reference is made to the Combined Notes to Unaudited Condensed Consolidated Financial Statements

contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.